UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Financial Industries Corporation

(Name of Registrant as Specified In Its Charter)

David Porter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 16, 2006, Improve FIC, a shareholder committee consisting of Financial Industries shareholders John Fibiger, David Porter, and George Wise, issued a press release relating to Financial Industries Corporation. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY IMPROVE FIC (JOHN FIBIGER, DAVID PORTER, AND GEORGE WISE) FROM THE SHAREHOLDERS OF FINANCIAL INDUSTRIES CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF FINANCIAL INDUSTRIES CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

EXHIBIT 1

AUSTIN, Oct. 17, 2006 - The below listed shareholders of Financial Industries Corporation (OTC: FNIN) today announced the formation of “Improve FIC,” a committee to address concerns that mismanagement, waste, and secrecy by Financial Industries’ current Board and senior management have contributed to a significant deterioration of shareholder value. Improve FIC intends to propose an independent slate of qualified nominees for election as directors at the next annual meeting of shareholders, to be held on December 6, 2006.

Despite numerous requests by shareholders, the incumbent Financial Industries Board has failed to call an annual meeting for the past three years, thus avoiding a shareholder vote on the election of directors. Without doubt, the Board anticipates that, if such a meeting is held, it will result in its replacement. Since the current Board took control of Financial Industries in August 2003, it has overseen the hiring of inexperienced management, excessive increases in management and director compensation, the failure to file required audited financials and reports with the Securities and Exchange Commission, a decline in share price from approximately $14.00 to $8.00, the forced delisting of Financial Industries from Nasdaq, and the effective disappearance of any meaningful trading market.

On May 19, 2006, a shareholder served Financial Industries with a petition and application to order a meeting of the shareholders. On August 7, 2006, a court order was issued requiring Financial Industries to hold an annual shareholders meeting on December 6, 2006. All Financial Industries shareholders who held their shares as of October 24, 2006, will be permitted to vote at the meeting.

To date, the incumbent Board has not notified its shareholders of the December 6 annual meeting. Improve FIC believes that the Board will wait until the last minute to notify the shareholders in an effort to limit shareholder participation. In addition, Improve FIC believes the Board is currently negotiating to sell a significant portion of the Company’s assets prior to the shareholder meeting. Improve FIC believes that, in June 2005, the incumbent Board approved the sale of the Company’s largest real estate asset without putting the property up for sale or soliciting competitive bids.

The current Board gained control of Financial Industries in August of 2003 after a successful dissident proxy fight. They indicated in a July 30, 2003 filing with the Securities and Exchange Commission that, if elected, they “intend[ed] to explore all of the available strategic alternatives, including the potential sale of FIC.” However, instead of working to sell the Company, the current Board and management has done, or failed to do, the following:

•

In January of 2004, the incumbent Board hired one of its own to serve as CEO and paid him in excess of $1,000,000 over two years. This individual had no experience in the insurance industry and no experience running a large corporation. Further, the Company failed to disclose in its proxy materials that a company run by this individual had declared bankruptcy. The Board then gave this individual a generous severance package upon his resignation in October, 2005.

•	Immediately upon gaining control, in September of 2003, the Board voted themselves increased fees.

•

In March, 2004, the Board hired a new CFO. This CFO filed the Company’s financial statements (for the year ending December 31, 2003, this CFO’s first consequential task) with the SEC a year and a half late. Since that time, in blatant disregard of SEC rules and regulations, the Company has filed no additional financial statements with the SEC.

•	On April 18, 2003, the Company filed a Form 8-K with the SEC stating that the one set of financial statements they had filed (for the year ending December 31, 2003) “should no longer be relied upon.”

•	The Company has filed only one required periodic report with the SEC in the three years since the current Board was elected.

•	The Board has failed to call an annual meeting of shareholders since being elected.

•

In June 2006, after the Board denied multiple shareholders’ requests for a shareholders meeting, it retained an investment banking firm to review a potential sale of the Company. Improve FIC believes the current Board is eager to sell the Company and remove the Company, itself, and management’s egregious dereliction from the scrutiny of the SEC and shareholders.

The above examples list only a few of the incumbent Board’s and the current management’s many failures. Improve FIC believes that a premature sale, one conducted before the Company’s most significant problems have been addressed, would result in the shareholders receiving substantially less than fair value for their shares.

Public company shareholders’ expectations of senior management and boards have changed dramatically in recent years.  Shareholders across the globe have increasingly begun to realize that many managers and boards have failed to pursue value for shareholders and those shareholders are holding them accountable.  Additionally, company owners have become outraged at the perquisites and inflated pay that “rubber stamp” boards award themselves and top management in companies where share prices have languished.  We believe this movement is a healthy and necessary phenomenon. In the coming months that precede the December 6 annual meeting of shareholders, we will continue to speak out about our belief in the need for a new voice for shareholders on Financial Industries Corporation’s Board. We already know that many of you agree and look forward to communicating with you in the future.

IMPROVE FIC

904 West Avenue

Suite 100

Austin, Texas 78701

800-234-8042

(512) 479-6777

John Fibiger

David Porter

George Wise

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY IMPROVE FIC (JOHN FIBIGER, DAVID PORTER, AND GEORGE WISE) FROM THE SHAREHOLDERS OF FINANCIAL INDUSTRIES CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF FINANCIAL INDUSTRIES CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED BY IMPROVE FIC WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2006, WITH RESPECT TO FINANCIAL INDUSTRIES CORPORATION. THAT SCHEDULE 14A IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

THIS LETTER IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS LETTER. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE MEMBERS OF IMPROVE FIC, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO FINANCIAL INDUSTRIES CORPORATION (THE “ISSUER”). NO WARRANTY IS MADE THAT SUCH SEC FILING INFORMATION IS ACCURATE. THE MEMBERS OF IMPROVE FIC SHALL NOT BE HELD LIABLE FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING. THIS LETTER DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS LETTER TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE MEMBERS OF IMPROVE FIC OWN THE NUMBER OF SHARES OF FINANCIAL INDUSTRIES STOCK SET FORTH NEXT TO THEIR RESPECTIVE NAMES:

NAME	SHARES

JOHN FIBIGER	200

DAVID PORTER	3,000

GEORGE WISE	4,000

ONE OR MORE MEMBERS OF IMPROVE FIC MAY FROM TIME TO TIME SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS, BY TENDER OFFER, OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS, OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. THE MEMBERS OF IMPROVE FIC ALSO RESERVE THE RIGHT TO TAKE SUCH ACTIONS WITH RESPECT TO THEIR INVESTMENTS IN THE ISSUER AS THEY MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH THE ISSUER AND OTHER INVESTORS, CONDUCTING A PROXY SOLICITATION, OR OTHER ACTIONS. MEMBERS OF IMPROVE FIC RESERVE THE RIGHT TO CHANGE THEIR OPINIONS REGARDING THE ISSUER AT ANY POINT IN TIME AS THEY DEEM NECESSARY. IMPROVE FIC DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THE INTERESTS OF THE MEMBERS OF IMPROVE FIC IN THE MATTERS CONSIDERED AT THE ANNUAL MEETING OF FINANCIAL INDUSTRIES’ SHAREHOLDERS REFERRED TO ABOVE CONSIST OF (I) THEIR BENEFICIAL OWNERSHIP OF FINANCIAL INDUSTRIES’ COMMON STOCK AND (II) THEY MAY, PARTICULARLY IF THEY ARE SUCCESSFUL IN THEIR EFFORTS TO REPLACE FINANCIAL INDUSTRIES’ BOARD OF DIRECTORS, SEEK REIMBURSEMENT FROM FINANCIAL INDUSTRIES OF THE EXPENSES THEY INCUR IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS. ADDITIONALLY, PARTICIPANTS WHO ARE NOMINEES OF IMPROVE FIC FOR DIRECTOR OF FINANCIAL INDUSTRIES ARE EXPECTED TO RECEIVE CUSTOMARY COMPENSATION FROM FINANCIAL INDUSTRIES IN EXCHANGE FOR THEIR SERVICES AS DIRECTORS, IF ELECTED.